As Filed With the Securities and Exchange Commission on April ___, 2004

Registration No. 333-________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MINES MANAGEMENT, INC.

(Exact name of Registrant as Specified in Its Charter)

Idaho

(State or other jurisdiction of incorporation or organization)

91-0538859

(I.R.S. Employer Identification No.)

905 W. Riverside Avenue, Suite 311

Spokane, Washington   99201

(509) 838-6050

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:

GLENN M. DOBBS	LAWRENCE R. SMALL
PRESIDENT	PAINE, HAMBLEN, COFFIN, BROOKE & MILLER LLP
MINES MANAGEMENT, INC.	717 W. SPRAGUE AVE., SUITE 1200
905 W. RIVERSIDE AVENUE, SUITE 311	SPOKANE, WA 99201
SPOKANE, WASHINGTON 99201	TELEPHONE: (509) 455-6000
(509) 838-6050	FACSIMILE: (509) 838-0007

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement and  as described in the Prospectus.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock $0.01 par value (2)	1,285,000	$7.40	$9,509,000	$1,204.79
Common Stock, $0.01 par value per share, issuable upon exercise of common stock purchase warrants (3)	511,000	$7.25	$3,704,750	$469.39

(1)

The registration fee has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933 (the "Securities Act").

(2)

Represents shares of Mines Management, Inc.'s common stock issued under securities purchase agreements dated February 3, 2004 and investor subscription agreements dated as of February 13, 2004.  The registration fee is based on the last sale price of our common stock, $.01 par value per share, as reported by the American Stock Exchange on March 30, 2004.

(3)

Represents shares of Mines Management, Inc.'s common stock issuable upon the exercise of warrants issued under common stock purchase warrant agreements dated February 3, 2004, and as of February 13, 2004, respectively.  The registration fee is based on the $7.25 price at which the common stock purchase warrants are exercisable into shares of our common stock.

Pursuant to Rule 416, this Registration Statement also registers such indeterminate number of shares as may be issuable in connection with stock splits, stock dividends or similar transactions. It is not known how many of such shares of common stock will be purchased under this Registration Statement or at what price such shares will be purchased.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  THESE SECURITIES MAY NOT BE SOLD TO YOU UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED  APRIL ___, 2004

MINES MANAGEMENT, INC.

1,796,000 SHARES

COMMON STOCK

Mines Management, Inc. is registering 1,796,000 shares of its common stock for resale by the selling stockholders identified in this Prospectus.  Mines Management, Inc. will not receive any of the proceeds from the sale of shares by the selling stockholders.  Mines Management, Inc.'s common stock is listed on the American Stock Exchange under the symbol "MGN".  The closing sale price of our common stock, as reported on the American Stock Exchange on March 30, 2004, was $7.40 per share.

The selling stockholders may sell the shares of common stock described in this Prospectus in public or private transactions, on or off the American Stock Exchange, at prevailing market prices, or at privately negotiated prices.  The selling stockholders may sell shares directly to purchasers or through brokers or dealers.  Brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders.

INVESTING IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  SEE "RISK FACTORS," BEGINNING ON PAGE 6.

NEITHER THE SECURITIES EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is April ___, 2004.

TABLE OF CONTENTS

ABOUT MINES MANAGEMENT
WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
RISK FACTORS
USE OF PROCEEDS
SELLING SECURITY HOLDERS
PLAN OF DISTRIBUTION
DESCRIPTION OF SECURITIES
LEGAL MATTERS
EXPERTS
SIGNATURES
INDEX TO EXHIBITS
5.1	Opinion and Consent of Paine, Hamblen, Coffin, Brooke & Miller LLP (includes Exhibit 23.2)
10.iii

Form of Securities Purchase Agreement dated as of February 3, 2004 between the Company and Alexandra Global Master Fund Ltd., Armor Capital Partners, L.P., Arrow Partners, L.P., Abeille Value Holdings, LLC, Porter Partners, L.P., Cranshire Capital, Inc., AS Capital Partners, LLC, Edward and Edna Elboor Family LP #2, Omicron Master Trust, Atlas Equity II, Ltd., Bristol Investment Fund, Ltd., OTape Investments, LLC, and Palisades Master Fund, LP.

10.iv

Form of Registration Rights Agreement entered into as of February 3, 2003 between the Company and Alexandra Global Master Fund Ltd., Armor Capital Partners, L.P., Arrow Partners, L.P., Abeille Value Holdings, LLC, Porter Partners, L.P., Cranshire Capital, Inc., AS Capital Partners, LLC, Edward and Edna Elboor Family LP #2, Omicron Master Trust, Atlas Equity II, Ltd., Bristol Investment Fund, Ltd., OTape Investments, LLC, and Palisades Master Fund, LP.

10.v

Form of Common Stock Purchase Warrant dated February 3, 2003 for Alexandra Global Master Fund Ltd., Armor Capital Partners, L.P., Arrow Partners, L.P., Abeille Value Holdings, LLC, Porter Partners, L.P., Cranshire Capital, Inc., AS Capital Partners, LLC, Edward and Edna Elboor Family LP #2, Omicron Master Trust, Atlas Equity II, Ltd., Bristol Investment Fund, Ltd., OTape Investments, LLC, Palisades Master Fund, LP, and The Shemano Group.

10.vi	Finder's Agreement dated as of December 5, 2003 between the Company and The Shemano Group.
10.vii

Form of Investor Subscription Agreement dated as of February 13, 2004 between the Company and  Peter Shadday, Kenneth Scribner, Walter Gage, Bank Sal Oppenheim Jr. & Cie, William Matlack, Bank of New York InterMaritime Bank, Geneva, Banca Unione Di Credito, George Hawes, Matthew Sheerin, Edward Runge, and Adam Wiaktor.

10.viii

Form of Registration Rights Agreement dated as of February 13, 2004 between the Company and  Peter Shadday, Kenneth Scribner, Walter Gage, Bank Sal Oppenheim Jr. & Cie, William Matlack, Bank of New York InterMaritime Bank, Geneva, Banca Unione Di Credito, George Hawes, Matthew Sheerin, Edward Runge, and Adam Wiaktor.

10.ix

Form of Common Stock Purchase Warrant dated as of February 13, 2004 for Peter Shadday, Kenneth Scribner, Walter Gage, Bank Sal Oppenheim Jr. & Cie, William Matlack, Bank of New York InterMaritime Bank, Geneva, Banca Unione Di Credito, George Hawes, Matthew Sheerin, Edward Runge, Adam Wiaktor, and Delimex Finance SA.

23.1	Consent of Independent Certified Public Accountants
23.2	Consent of Paine, Hamblen, Coffin, Brooke & Miller LLP (included as part of Exhibit 5.1)

TABLE OF CONTENTS

                                                                                                                                    Page

About Mines Management

Where You Can Find More Information

Forward Looking Statements

Risk Factors

Use of Proceeds

Recent Developments

Selling Security Holders

Plan of Distribution

Description of Securities

Legal Matters

Experts

You should rely only on the information provided or incorporated by reference in this Prospectus. Mines Management, Inc. has not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities. You should not assume that any information in this Prospectus is accurate as of any date other than the date of this prospectus.

PROSPECTUS SUMMARY

ABOUT MINES MANAGEMENT

This Summary does not contain all the information about Mines Management, Inc. ("Mines Management") that may be important to you.  You should read the more detailed information and the financial statements and related notes which are incorporated by reference in this Prospectus.

Mines Management and Newhi, Inc., its wholly-owned subsidiary, are engaged in the business of acquiring, exploring, and developing mineral properties, primarily those containing silver and associated base and precious metals.  Mines Management was incorporated under the laws of the State of Idaho on February 20, 1947 and Newhi, Inc. ("Newhi") was incorporated under the laws of the State of Washington on November 3, 1987.  Newhi is the owner of the Company's principal mineral property interest in Northwestern Montana.  This property is referred to as the Montanore Project or the Project.  Newhi was formed by Mines Management for the purpose of acquiring a company that owned the Montanore Project; this acquisition was completed in 1987.  During the period 1988 through 2002, the Project was operated by Noranda Minerals Corporation pursuant to a lease agreement.  Mines Management held royalty rights to a portion of the mineral deposit during that time.  In 2002, Noranda announced that it was abandoning the project, and subsequently transferred the mining claims that controlled the mineral rights to Newhi by quitclaim deed, as well as transferring to Newhi and Mines Management all core and intellectual property developed by geologic, environmental and engineering studies.  Mines Management's success is dependent upon the extent to which the Montanore Project is successful and upon the ability of the Company to acquire or create other mineral property interests.

Mines Management also owns the Advance and Iroquois zinc-lead properties located in Northeastern Washington state, approximately six miles south of the Canadian border.  Exploration work has been conducted on these properties, but the properties are considered to be of an exploratory nature.  The properties are held by Mines Management on a maintenance basis.

The Company also receives nominal income from a 12.5% working interest in four oil wells on the Clark Lease in Sumner County, Kansas.  Production since 1981 has totaled approximately 9,255 barrels to the Company's account.

Mines Management's principal focus is to continue with the development of the Montanore Project by undertaking environmental and engineering studies aimed at determining an economically viable operational design.  Mines Management also will be required to re-establish the previously issued permits, including an environmental impact statement.  The current Environmental Impact Statement was approved in October, 1992.  Appeals filed with the U.S. Forest Service were denied in 1994.  There may be significant issues and problems associated with these permits.  These issues are discussed in the Risk Factors section of this Prospectus.   Mines Management is not able to determine whether, and upon what date, the Company actually may engage in mining operations at the Montanore Project; until mining operations commence, substantially all of the Company's financial support is expected to be derived from equity financing through sales of its common and preferred stock.

The Company's executive offices are located at 905 W. Riverside Avenue, Suite 311, Spokane, Washington  99201. Our telephone number is (509) 838-6050; our facsimile number is (509) 838-0486. Unless otherwise indicated, references in this Prospectus to “Mines Management, Company,” “we,” “us” and “our” are to Mines Management, Inc.

THE OFFERING

The Company recently completed a common stock financing from which it has received gross proceeds of $6,425,000. In connection with that financing, we also agreed to issue warrants exercisable for common stock. This Prospectus relates to the resale of the common stock we sold in that financing, and the resale of common stock which would be sold upon exercise of the warrants. The Company will not receive any of the proceeds from the resale of common stock by the selling stockholders.

WHERE YOU CAN FIND MORE INFORMATION

The Company has filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-3 under the Securities Act for the common stock offered by this Prospectus. This Prospectus, which is a part of the Registration Statement, does not contain all of the information in the Registration Statement and the exhibits filed with it, portions of which have been omitted as permitted by Securities and Exchange Commission rules and regulations. For further information concerning us and the securities offered by this Prospectus, please refer to the Registration Statement and the exhibits filed with it. Statements contained in this Prospectus as to the content of any contract or other document referred to are not necessarily complete. Where a contract or other document is an exhibit to the Registration Statement, you should review the provisions of the exhibit to which reference is made. You may obtain these exhibits from the Securities and Exchange Commission, as discussed below.

We are required to file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy these filings at the Securities and Exchange Commission’s Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549.  You may request copies of these documents by writing to the Securities and Exchange Commission and paying the required fee for copying. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the operation of their public reference rooms. Copies of our filings are also available at the Securities and Exchange Commission website at http://www.sec.gov.

The Securities and Exchange Commission allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supercede this information. We incorporate by reference the documents listed below and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 14 or 15(d) of the Securities Exchange Act of 1934:

•	The description of our securities contained in the Registration Statement on Form 10-SB/A filed with the SEC on February 11, 1999.
•	Our Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2003 filed with the SEC on March 5, 2004; and
•	Our Annual Report on Form CERTAmx filed with the SEC on March 23, 2004; and
•	Our Current Report on Form 8-A filed with the SEC on March 24, 2004.

We will deliver without charge a copy of our Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2003 and our Quarterly Report on Form 10-QSB that has been filed with the SEC for any quarter ended after December 31, 2003 to each person receiving a copy of this Prospectus. If you need an additional copy of these documents, or if you would like to receive a copy of the other items referenced above, you may request copies, at no cost, by writing or telephoning us at the following address:

Glenn M. Dobbs

President

Mines Management, Inc.

905 W. Riverside Avenue, Suite 311

Spokane, Washington   99201

(509) 838-6050

Copies of our SEC filings and other information about us are also available on our website at http://www.minesmanagement.com.  The information on our website is neither incorporated into, nor a part of, this prospectus.

FORWARD-LOOKING STATEMENTS

This Prospectus, and other documents that we have incorporated by reference or included by attachment, contain forward-looking statements. Forward-looking statements express our expectations or predictions of future events or results. They are not guarantees and are subject to many risks and uncertainties. There are a number of factors – many beyond our control – that could cause actual events or results to be significantly different from those described in the forward-looking statement. Any or all of our forward-looking statements in this report or in any other public statements we make may turn out to be wrong.

    Forward-looking statements might include one or more of the following:

•	anticipated debt or equity fundings;
•	projections of future revenue;
•	descriptions of plans or objectives of management for future operations, products or services;
•	forecasts of future economic performance; and
•	descriptions or assumptions underlying or relating to any of the above items.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or words of similar meaning. They may also use words such as “will,” “would,” “should,” “could” or “may”. Factors that may cause our actual results to differ materially from those described in forward-looking statements include the risks discussed elsewhere in this prospectus under the caption “Risk Factors”.

RISK FACTORS

An investment in the common stock of Mines Management is highly speculative. You should be aware you could lose the entire amount of your investment. Prior to making an investment decision, you should carefully read this entire Prospectus and consider the following risk factors. The risks and uncertainties described below are not the only ones we face. There may be additional risks and uncertainties that are not known to us or that we do not consider to be material at this time. If the events described in these risks occur, our business, financial condition and results of operations could be adversely affected. This Prospectus contains forward-looking statements that involve risks and uncertainties. Actual results may differ significantly from the results discussed in the forward-looking statements. This section discusses the business risk factors that might cause those differences.

Risks Related to Our Financial Condition

The business of Mines Management is capital intensive.  Because we do not currently generate sufficient operating revenues, we will require additional financing that may not be available to us.  If we are unable to obtain additional funds from other financings, we may have to significantly curtail the scope of our operations.

The mining industry is inherently capital intensive.  The Company’s primary asset, the Montanore Project, is in the permitting and development stages.  It does not generate income from mining activities and will require substantial additional financing to bring the Project to production.

The mining finance markets are driven by a variety of economic and political forces any one of which or all taken together can render financing of a mining project difficult or in some instances impossible.  Because the Montanore deposit is copper and silver, the economics of the Project are driven largely by the prices of these two commodities, both of which are subject to global economic forces.  Should the price of either or both commodities drop below certain levels making the project sub-economic, financing of capital construction could become unavailable.  The cost of financing also could be driven so high as to render the Project uneconomic.

The price of copper is driven largely by regional or global economic considerations; the silver price, however, is driven by economic forces as well as investor sentiment.  Typically, the price of copper is reflective of a strong economy and resulting strong demand.  In the past the price of silver has been associated with its own market driven supply/demand forces but it has also performed as an investor hedge against economic uncertainty much like gold.  This historical contra-cyclical relationship under some circumstances  could result in the price of one of the metals being up while the other is depressed, possibly resulting in an economic viability for the Project that other projects might not enjoy.

At its current level of activity the Company has sufficient funds to carry it for two years, beyond which the Company will be required to seek additional financing.  If the Company should receive its permitting approvals in less time, it will be required to raise a substantial amount of capital financing to develop the Project and bring it into production.

Risks Inherent in the Mining Industry

The Montanore Project is subject to significant, historical risks that affect mining activities.

At present, the Company’s principal asset is its interest in the Montanore property.  The Company’s success is dependent on the extent to which the Project proves to be successful and on the extent to which the Company is able to acquire or create other property interests. Mineral exploration and development is highly speculative and capital intensive.  Most exploration efforts are not successful, in that they do not result in the discovery of mineralization of sufficient quantity or quality to be profitably mined.  The operations of the Company are also indirectly subject to all of the hazards and risks normally incident to developing and operating mining properties.  These risks include insufficient ore reserves, fluctuations in production costs that may make mining activities uneconomic; significant environmental and other regulatory restrictions; labor disputes; geological problems; failure of pit walls or dams; force majeure events; and the risk of injury to persons, property or the environment.

Uncertainty of Mineralization Estimates

Accurate mineralization estimates are difficult to determine and potential profitability of production from mineral deposits can be affected by many factors.

There are numerous uncertainties inherent in estimating mineralization, including many factors beyond the control of the Company.  The estimation of mineralization is a subjective process and the accuracy of any such estimates is a function of the quality of available data and of engineering and geological interpretation and judgment.  Results of drilling, metallurgical testing and production and the evaluation of mine plans subsequent to the date of any estimate may justify revision of such estimates.  No assurances can be given that mineralization estimates will lead to the determination of probable reserves.  Assumptions about prices are subject to great uncertainty as metals prices have fluctuated widely in the past.  Declines in the market price of base or precious metals also may render mineralization containing potentially lower grades of ore uneconomic to further explore and evaluate.  Changes in operating and capital costs and other factors including, but not limited to, short-term operating factors such as the need for sequential development of ore bodies and the processing of new or different ore grades, may materially and adversely affect the potential profitability of the Company's mining processes.

Federal Legislation

Changes in the federal mining laws may increase mining costs and reduce potential revenue.

The U.S. Congress is currently considering a proposed major revision of the General Mining Law, which governs the creation of mining claims and related activities on federal public lands in the United States.  Each of the Senate and the House of Representatives has passed a separate bill for mining law revision, and it is possible that a new law could be enacted.  The Company expects that when the new law is effective, it will impose a royalty upon production of minerals from federal lands and will contain new requirements for mined land reclamation, and similar environmental control and reclamation measures.  It remains unclear to what extent any such new legislation may affect existing mining claims or operations.  The effect of any such revision of the General Mining Law on the Company’s operations in the United States cannot be determined conclusively until such revision is enacted; however, such legislation could materially increase costs on properties located on federal lands, and such revision could also impair the Company’s ability to develop, in the future, any mineral prospects that are located on unpatented mining claims.

Fluctuations in the Market Price of Minerals

Metals prices are volatile.

The profitability of mining operations is directly related to the market price of the metals being mined.  The market price of base and precious metals such as copper and silver fluctuate widely and is affected by numerous factors beyond the control of any mining company.  These factors include expectations with respect to the rate of inflation, the exchange rates of the dollar and other currencies, interest rates, global or regional political, economic or banking crises, and a number of other factors.  If the market price of silver or copper should drop dramatically, the value of the Project or other projects could also drop dramatically, and the Company might not be able to recover its investment in those projects.  The determination to develop or construct a mine, to place it into production, and the dedication of funds necessary to achieve such purposes are decisions that must be made long before the first revenues from production will be received.  Price fluctuations between the time that such decisions are made and the commencement of production can drastically affect the economics of a mine.

The volatility in metals prices is illustrated by the following table, which sets forth, for the periods indicated, the yearly high and low prices in U.S. dollars per ounce for silver and the high and low yearly average prices for copper in U.S. dollars per pound.

Year

Silver Price Per Ounce

Copper Price Per Pound

High

Low

 High

Low

1996

$5.79

$4.67

$1.17

$0.91

1997

$6.39

$4.18

$1.14

$0.87

1998

$7.09

$4.80

$0.85

$0.65

1999

$5.71

$4.93

$0.83

$0.62

2000

$5.36

$4.61

$0.91

$0.75

2001

$4.80

$4.07

$0.82

$0.60

2002

$5.15

$4.30

$0.76

$0.65

2003

$5.97

$4.37

$1.04

$0.71

Environmental Risks

Environmental laws are becoming more restrictive and insurance against environmental risks at a reasonable cost probably is not available to the Company.

Mining is subject to potential risks and liabilities associated with pollution of the environment and the disposal of waste products occurring as a result of mineral exploration and production.  Insurance against environmental risk (including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration and production) is not generally available to the Company (or to other companies in the minerals industry) at a reasonable price.  To the extent that the Company becomes subject to environmental liabilities, the satisfaction of any such liabilities would reduce funds otherwise available to the Company and could have a material adverse effect on the Company.  Laws and regulations intended to ensure the protection of the environment are constantly changing, and are generally becoming more restrictive.

Permits and Environmental Issues

Environmental groups may challenge the issuance of favorable decisions by federal agencies.

The Company has possessed all the standard permits necessary to conduct its business throughout its 56 year history.  The Company intends to initiate a re-permitting process on the Project during 2004.  Noranda, the previous operator of the Project, obtained an Environmental Impact Statement (EIS), approved in October, 1992; it is still in place.  The information turned over to the Company by Noranda includes environmental mitigation planning.  The Company must obtain a final Record of Decision and a biological opinion from the U.S. Fish and Wildlife and U.S. Forest Service before beginning mining activity on the Project.

Between 1988 and 2002, Noranda successfully defended the Project and its permits against all challenges by environmental groups;, as a result, it received its own final Record of Decision from the U.S. Forest Service as well as all permits required to engage in commercial mining activities.  Most of those permits were relinquished to state and federal agencies when the Project was transferred back to Newhi..

The Company expects aggressive environmental groups again to use the Project to generate funds for their organizations and  to oppose any resumption of activity at Montanore.  At present, such groups are using the pending development of a nearby property, (the Rock Creek project owned by Revett Silver Company, Inc.), as the focus for generating anti-mining sentiment in political circles with the stated intent of changing the General Mining Law of 1872.  Many environmental issues were raised during the EIS process.  Some of those issues were litigated.  It is likely, however, that other issues will be raised in the future as part of an effort to delay or prevent the Montanore deposit from being brought to production.

Title to Properties

Because of uncertainties related to unpatented lode and mill site claims, the Company's title to undeveloped properties may be defective.

Although the Montanore deposit is held by patented mining claims, a significant portion of the Company’s holdings consist of unpatented lode and mill site claims. The validity of unpatented lode and mill site claims is often uncertain, and such validity is always subject to contest.  The prior operator of the Project successfully defended that validity in a legal action.  Claims on mineralized ground, mill site and tunnel site claims represent a claim to access, not minerals, and, as a result, are not patented for mining purposes.  Unpatented mining claims are unique property interests and are generally considered subject to greater title risk than patented mining claims, or real property interests that are owned in fee simple.  The Company has not yet filed a patent application for any of its properties that are located on federal public lands in the United States and, under proposed legislation to change the General Mining Law, patents may be hard to obtain.  Although the Company has attempted to acquire satisfactory title to its undeveloped properties, the Company does not generally obtain title opinions until financing is sought to develop a property, with the attendant risk that title to some properties, particularly title to undeveloped properties, may be defective.

Competition

There is aggressive competition for the discovery and acquisition of properties with commercial potential.

There is aggressive competition within the minerals industry to discover and acquire properties considered to have commercial potential.  The Company competes for the opportunity to participate in promising exploration projects with other entities, many of which have greater resources than the Company.  In addition, the Company competes with others in efforts to obtain financing to explore and develop mineral properties.

Regulation

Changes in the many laws affecting the activities of the Company could have a significant impact on its business.

The Company’s activities in the United States are subject to various federal, state, and local laws and regulations governing prospecting, development, production, labor standards, occupational health and mine safety, control of toxic substances, and other matters involving environmental protection and taxation.  It is possible that future changes in these laws or regulations could have a significant impact on the Company’s business, causing those activities to be economically reevaluated at that time.

Risks Related to this Offering and the Market for our Shares

The issuance of shares by the Company under the February 2004 securities purchase agreements and investor subscription agreements and upon exercise of outstanding warrants to purchase common stock may cause significant dilution to our stockholders and may have an adverse impact on the market price of our common stock.

As of the date of this Prospectus, there are 10,209,069 shares of our common stock outstanding. Resales of shares by the purchasers under the February 2004 securities purchase agreements and investor subscription agreements will increase the number of our publicly traded shares, which could depress the market price of our common stock. Moreover, as all these shares that we issued will be available for immediate resale as of the date of this Prospectus, the mere prospect of these resales could depress the market price for our common stock. These shares were sold at approximately 76% of the closing market price on the trading day on the NASDAQ Over The Counter Bulletin Board preceding the closing dates of the transaction.  Our shares of common stock had not been accepted for listing on the American Stock Exchange on those closing dates. The issuance of these shares, therefore, diluted the equity interest of existing stockholders.

The perceived risk of dilution may cause our stockholders to sell their shares, which would contribute to a downward movement in the stock price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

As of the date of this Prospectus, in addition to the potential issuance of shares upon exercise of the warrants, there are 1,535,000 shares of our common stock issuable upon exercise or conversion of existing options to current and former officers and directors.  The average exercise price would be $3.53. These securities represent approximately 15% of the shares outstanding as of the date of this prospectus.

The Company does not expect to pay dividends in the foreseeable future.

The Company has never paid cash dividends on its common stock. The Company does not expect to pay cash dividends on its common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. You should not rely on an investment in our common stock if you require dividend income. The only return on your investment in our common stock, if any, would most likely come from any appreciation in the price of our common stock.

We depend on the continued services of our executive officers and on our ability to attract and maintain other qualified employees.

While we do not rely upon one specific individual to provide the management and engineering leadership, the current executive officers are crucial to the future development of the Company.

USE OF PROCEEDS

The Company will not receive any of the proceeds from the sale of shares by the selling security holders. To the extent that the warrants underlying certain of the shares covered by this Prospectus are exercised on other than a cashless basis, we could receive gross proceeds of up to approximately $3,704,750 million. The Company intends to use any net proceeds received upon the exercise of warrants for general corporate purposes, including funding the Project engineering activities and working capital.

Pending use of the net proceeds for any of these purposes, the Company may invest the net proceeds in short-term, investment grade, interest-bearing securities.

RECENT DEVELOPMENTS

On February 10, 2004, Russell C. Babcock became a member of the Board of Directors and of the Audit Committee.  Mr. Franklin is the other member of the Audit Committee.  Prior to December 31, 2003, the entire Board of Directors performed the functions of the Audit Committee.  Mr. Franklin resigned as Secretary of the Company on February 17, 2004; he continues as a director.  Samantha Pitts was appointed to the position of Secretary and Mr. Dobbs added the responsibilities of Treasurer to that of President and Chief Executive Officer.

The Company's application for listing its shares of common stock on the American Stock Exchange was approved on March 17, 2004; the first trading day was March 24, 2004.

SELLING SECURITY HOLDERS

Securities Purchase Agreements dated February 3, 2004

On February 3, 2004, the Company entered into securities purchase agreements with Porter Partners, L.P., Abeille Value Holdings, LLC, Edward and Edna Elboor Family LP #2, Cranshire Capital, Inc., AS Capital Partners, LLC, Alexandra Global Master Fund Ltd., Bristol Investment Fund, Ltd., Atlas Equity II, Ltd., Omicron Master Trust, Arrow Partners, L.P., Armor Capital Partners, L.P., OTape Investments, LLC, and Palisades Master Fund, LP, for the purchase of an aggregate of $5,500,000 of our common stock. The shares of our common stock were purchased at a price of $5.00 per unit, which was approximately 82% of the closing bid price for our common stock on the trading day preceding the closing date of the transaction. Under the terms of the securities purchase agreements, the Company also issued common stock purchase warrants to the investors to purchase an aggregate of 275,000 shares of our common stock at $7.25 per share for a period of five years from the Initial Exercise Date as defined in the warrant agreement. The Warrants may be exercised on a cashless basis, (whereby the holder, rather than pay the exercise price in cash, may surrender a number of Warrants equal to the exercise price of the Warrants being exercised) only if there is no effective registration statement for the resale of the Warrant Shares one year after the date of issuance of the Warrants.

The Shemano Group acted as placement agent in connection with the February 3, 2004 securities purchase agreements. The Shemano Group introduced us to the selling security holders and assisted us with structuring the securities purchase agreements. As consideration for The Shemano Group's services as placement agent in connection with these securities purchase agreements, we paid $385,000, or 7% of the gross proceeds, to The Shemano Group, and issued them a Warrant to purchase up to 165,000 shares of our common stock, exercisable at a price of $7.25 per share for the same period and upon the same terms.

As of February 13, 2004, the Company accepted offers to purchase its shares of common stock from Peter Shadday, Kenneth Scribner, Walter Gage, Bank Sal Oppenheim Jr. & Cie., William Matlack, Bank of New York InterMaritime Bank, Geneva, Banca Unione Di Credito, George Hawes, Matthew Sheerin, and Edward Runge; these investors executed the investor subscription agreements dated February 13, 2004.  The shares of common stock were purchased at a price of $5.00 per unit, which was approximately 82% of the closing bid price for the shares of common stock of the Company on the trading day preceding the closing date.  The aggregate purchase price for these shares of common stock was $925,000.  Pursuant to the provisions of the private placement memorandum and investor subscription agreements, the Company also issued common stock purchase warrants to these investors to purchase an aggregate of 71,000 shares of the Company's common stock at $7.25 per share for a period of five years from the Initial Exercise Date as defined in the Warrant Agreement.  The Warrants may be exercised on a cashless basis, (whereby the holder, rather than pay the exercise price in cash, may surrender a number of Warrants equal to the exercise price of the Warrants being exercised) only if there is no effective registration statement for the resale of the Warrant Shares one year after the date of issuance of the Warrants.

Jean Pierre Bourtin acted as placement agent in connection with the February 13, 2004  investor subscription agreements.  Mr. Bourtin introduced the Company to the above selling security holders and assisted the Company with structuring the private placement memorandum and common stock purchase warrant agreements.  As consideration for Mr. Bourtin's services as placement agent, the Company paid $57,750, to Delimex Finance, SA (a company beneficially owned or controlled by Mr. Bourtin) and issued Delimex Finance, SA a Warrant to purchase up to 24,750 shares of the Company's common stock exercisable at a price of $7.25 per share for the same period and upon the same terms as stated for the selling security holders listed above.

Resale of the shares of our common stock issued and issuable in connection with the securities purchase agreements dated February 3, 2004 and the investor subscription agreements dated February 13, 2004 is covered by this Prospectus.

Ownership Table

The following table sets forth:

•	the name of each selling security holder;
•	the amount of common stock owned beneficially by each selling security holder;
•	the number of shares that may be offered by each selling security holder pursuant to this prospectus;
•	the number of shares to be owned by each selling security holder following sale of the shares covered by this prospectus; and
•

the percentage of our common stock to be owned by each selling security holder following sale of the shares covered by this Prospectus (based on 10,209,069 shares of common stock outstanding as of the date of this Prospectus), as adjusted to give effect to the issuance of shares upon the exercise of the named selling security holder’s warrants, but no other person’s warrants.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to outstanding voting securities, as well as any voting securities which the person has the right to acquire within 60 days, through the conversion or exercise of any security or other right. The information as to the number of shares of our common stock owned by each selling security holder is based upon our books and records and the information provided by our transfer agent.

The Company may amend or supplement this Prospectus, from time to time, to update the disclosure set forth in the following table. Because the selling security holders identified in the table may sell some or all of the shares owned by them which are included in this Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the selling security holders upon termination of this offering. Therefore, the Company has assumed for the purposes of the following table that the selling security holders will sell all of the shares owned beneficially by them, which are covered by this Prospectus, but will not sell any other shares of our common stock that they presently own.

	Number of Shares	Number of	Number of	Percent
	Beneficially Owned	Shares to	Shares Owned	After
Name of Selling Security Holder	and to be Owned (8)	be Offered	After Offering	Offering
Securities Purchase Agreements Dated February 3, 2004
Alexandra Global Master Fund Ltd	250,000	250,000	0	0
Armor Capital Partners, L.P.	126,000	126,000	0	0
Arrow Partners L.P.	126,000	126,000	0	0
Abeille Value Holdings, LLC	10,500	10,500	0	0
Porter Partners, L.P.	75,000	75,000	0	0
Cranshire Capital, Inc.	62,500	62,500	0	0
AS Capital Partners, LLC	25,000	25,000	0	0
Edward and Edna Elboor Family LP #2	25,000	25,000	0	0
Omicron Master Trust	75,000	75,000	0	0
Atlas Equity II, Ltd.	375,000	375,000	0	0
Bristol Investment Fund, Ltd.	75,000	75,000	0	0
OTape Investments, LLC	25,000	25,000	0	0
Palisades, Master Fund, LP	125,000	125,000	0	0
The Shemano Group	165,000	165,000	0	0
Investor Subscription Agreements Dated As Of February 13, 2004
Peter Shadday	26,250	6,250	20,000	*
Kenneth Scribner	23,750	3,750	20,000	*
Walter Gage	27,500	7,500	20,000	*
Bank Sal Oppenheim Jr. & Cie	437,412	46,500	390,912	3.83%
William Matlack	125,000	25,000	100,000	*
Bank of New York InterMaritime Bank, Geneva	15,000	15,000	0	0
Banca Unione Di Credito	75,000	25,000	50,000	*
George Hawes	134,750	34,750	100,000	*
Matthew Sheerin	43,750	43,750	11,500	*
Edward Runge	75,000	5,000	70,000	*
Adam Wiaktor	118,750	18,750	100,000	*
Delimex Finance SA	24,750	24,750	0	0

*	less than 1%

Neither the selling security holders , members of The Shemano Group, Jean Pierre Bourtin, nor Delimex Finance, S.A. have held any positions or offices or had material relationships with us or any of our affiliates within the past three years other than as a result of the ownership of our common stock. If, in the future, the relationship of the selling security holders, members of The Shemano Group, Mr. Bourtin, or Delimex Finance, S.A. with us changes, we will amend or supplement this prospectus to update this disclosure.

PLAN OF DISTRIBUTION

The selling security holders of the common stock of Mines Management and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  The selling security holders may use any one or more of the following methods when selling shares:

*

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

*

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

*

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

*

an exchange distribution in accordance with the rules of the applicable exchange;

*

privately negotiated transactions;

*

broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

*

a combination of any such methods of sale;

*

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

*

any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this Prospectus.

Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  The selling security holders have informed or will inform the Company that there are no agreements or understandings, directly or indirectly, with any person to distribute the Common Stock.

The Company is required to pay certain fees and expenses incurred by us incident to the registration of the shares.  The Company has agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

DESCRIPTION OF SECURITIES

Mines Management is currently authorized to issue up to 100,000,000 shares of common stock, par value $0.01 per share and 10,000,000 shares of preferred stock, no par value per share. As of the date of this prospectus, there are 10,209,069 shares of common stock outstanding.  No shares of preferred stock have been issued.

Common Stock

Common stockholders share dividends on a proportionate basis, as may be declared by the Board of Directors. Upon Mines Management liquidation, dissolution or winding up of the Company, after payment to creditors, Mines Management's remaining assets, if any, will be divided proportionately on a per share basis among the holders of our common stock.

Each share of our common stock has one vote. Holders of our common stock do not have cumulative voting rights. This means that the holders of a plurality of the shares voting for the election of directors can elect all of the directors. In that event, the holders of the remaining shares will not be able to elect any directors. Mines Management's By-Laws provide that a majority of the outstanding shares of our common stock are a quorum to transact business at a stockholders’ meeting. Our common stock has no preemptive, subscription or conversion rights; also, it is not redeemable.

Preferred Stock

Mines Management is authorized to issue a total of 10,000,000 shares of preferred stock, no par value per share. Mines Management's Board of Directors may issue preferred stock by resolutions, without any action of the stockholders. These resolutions may authorize issuance of preferred stock in one or more series. In addition, the Board of Directors may fix and determine all privileges and rights of the authorized preferred stock series including:

•	dividend and liquidation preferences,
•	voting rights,
•	conversion privileges, and
•	redemption terms.

Mines Management includes preferred stock in its capitalization to improve its financial flexibility. Mines Management, however, could use preferred stock to preserve control by present management, in the event of a potential hostile takeover of Mines Management.  In addition, issuance of large blocks of preferred stock could have a dilutive effect to existing holders of Mines Management's common stock.

Transfer Agent

The transfer agent for the shares of our common stock is Computershare Trust Company, P. O. Box 1596, Denver, CO   80201.

LEGAL MATTERS

Paine, Hamblen, Coffin, Brooke & Miller LLP will review the validity of the issuance of the shares of common stock offered by this prospectus. Paine, Hamblen, Coffin, Brooke & Miller LLP is located at 717 W. Sprague Ave., Suite 1200, Spokane, Washington   99201.

EXPERTS

LeMaster & Daniels PLLC, independent certified public accountants, have audited our consolidated financial statements included in our Annual Report on Form 10-KSB/A for the year ended December 31, 2003, as set forth in their report, and which is incorporated by reference in this Prospectus and elsewhere in the Registration Statement. Our consolidated financial statements are incorporated by reference in reliance on LeMaster & Daniels PLLC’s report, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    Other expenses in connection with the registration of the common stock hereunder are substantially as follows (all expenses other than the SEC Registration Fee are estimates):

Item	Company Expense
SEC Registration Fee	$1,674.18
Printing and transfer agent expenses	$3,125.00
Legal fees and expenses	$12,500.00
Accounting fees and expenses	$1,500.00
Miscellaneous	$200.82
Total	$19,000.00

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the Idaho Business Corporations Act, both permissible and mandatory indemnification is provided for officers and directors of the Company.  The Articles of Incorporation for the Company do not have any indemnification provisions.

Permissive Indemnification

Except as otherwise provided by law, a corporation may indemnify an individual who is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal (a "Proceeding") because he is a director against liability incurred in the proceeding if:

(a)(i)		He conducted himself in good faith; and	(
(ii)		He reasonably believed;
(A)		In the case of conduct in his official capacity, that his conduct was in the best interest of the corporation, and
(B)		In all cases, that his conduct was at least not opposed to the best interests of the corporation; and
(iii)		In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or
(b)		He engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation, as authorized by section 30-1-202(2)(e), Idaho Code.

(2)

A director's conduct with respect to an employee plan for a purpose he reasonably believed to be in the best interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement of subsection (1)(A)(II)(b) of this section.

(3)	T

The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the relevant standard of conduct described in this section.

(4)		Unless ordered by a court under section 30-1-854(1)(c), Idaho Code, a corporation may not indemnify a director:
(a)

In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding it is determined that the director has met the relevant standard of conduct under subsection (1) of this section; or

(b)

In connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.

Mandatory Indemnification.

A corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Mines Management pursuant to the foregoing provisions, Mines Management has been informed that in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities, other than the payment by Mines Management in the successful defense of any action, suit or proceeding, is asserted, Mines Management will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy. Mines Management will be governed by the final adjudication of this issue.

ITEM 16. EXHIBITS

Exhibit
Number	Description of document
5.1	Opinion and Consent of Paine, Hamblen, Coffin, Brooke & Miller LLP (includes Exhibit 23.2)*
10.iii

Form of Securities Purchase Agreement dated as of February 3, 2004 between the Company and Alexandra Global Master Fund Ltd., Armor Capital Partners, L.P., Arrow Partners, L.P., Abeille Value Holdings, LLC, Porter Partners, L.P., Cranshire Capital, Inc., AS Capital Partners, LLC, Edward and Edna Elboor Family LP #2, Omicron Master Trust, Atlas Equity II, Ltd., Bristol Investment Fund, Ltd., OTape Investments, LLC, and Palisades Master Fund, LP.*

10.iv

Form of Registration Rights Agreement entered into as of February 3, 2003 between the Company and Alexandra Global Master Fund Ltd., Armor Capital Partners, L.P., Arrow Partners, L.P., Abeille Value Holdings, LLC, Porter Partners, L.P., Cranshire Capital, Inc., AS Capital Partners, LLC, Edward and Edna Elboor Family LP #2, Omicron Master Trust, Atlas Equity II, Ltd., Bristol Investment Fund, Ltd., OTape Investments, LLC, and Palisades Master Fund, LP.*

10.v

Form of Common Stock Purchase Warrant dated February 3, 2003 for Alexandra Global Master Fund Ltd., Armor Capital Partners, L.P., Arrow Partners, L.P., Abeille Value Holdings, LLC, Porter Partners, L.P., Cranshire Capital, Inc., AS Capital Partners, LLC, Edward and Edna Elboor Family LP #2, Omicron Master Trust, Atlas Equity II, Ltd., Bristol Investment Fund, Ltd., OTape Investments, LLC, Palisades Master Fund, LP, and The Shemano Group.*

10.vi	Finder's Fee Agreement dated as of December 5, 2003 between the Company and The Shemano Group.*
10.vii

Form of Investor Subscription Agreement dated as of February 13, 2004 between the Company and  Peter Shadday, Kenneth Scribner, Walter Gage, Bank Sal Oppenheim Jr. & Cie, William Matlack, Bank of New York InterMaritime Bank, Geneva, Banca Unione Di Credito, George Hawes, Matthew Sheerin, Edward Runge, and Adam Wiaktor. *

10.viii

Form of Registration Rights Agreement dated as of February 13, 2004 between the Company and  Peter Shadday, Kenneth Scribner, Walter Gage, Bank Sal Oppenheim Jr. & Cie, William Matlack, Bank of New York InterMaritime Bank, Geneva, Banca Unione Di Credito, George Hawes, Matthew Sheerin, Edward Runge, and Adam Wiaktor. *

10.ix

Form of Common Stock Purchase Warrant dated as of February 13, 2004 for Peter Shadday, Kenneth Scribner, Walter Gage, Bank Sal Oppenheim Jr. & Cie, William Matlack, Bank of New York InterMaritime Bank, Geneva, Banca Unione Di Credito, George Hawes, Matthew Sheerin, Edward Runge, Adam Wiaktor, and Delimex Finance SA.*

23.1	Consent of Independent Certified Public Accountants*
23.2	Consent of Paine, Hamblen, Coffin, Brooke & Miller LLP (included as part of Exhibit 5.1)*

*	Filed herewith

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

    (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Spokane, State of Washington, on April 6, 2004.

MINES MANAGEMENT, INC.
By:	/s/ Glenn M. Dobbs
Glenn M. Dobbs
President, Chief Executive Officer and Treasurer

By:	/s/ James H. Moore
James H. Moore
Controller

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Glenn M. Dobbs Glenn M. Dobbs	President, Chief Executive Officer and Director	April 6, 2004
/s/ Roy G. Franklin Roy G. Franklin	Director and Member of Audit and Compensation Committee	April 6, 2004
/s/ Robert L. Russell Robert L. Russell	Director and Member of Audit and Compensation Committee	April 6, 2004
/s/ Jerry G. Pogue Jerry G. Pogue	Director	April 6, 2004
/s/ Russell C. Babcock Russell C. Babcock	Director	April 6, 2004

INDEX TO EXHIBITS

Exhibit
Number		Description of document
5.1		Opinion and Consent of Paine, Hamblen, Coffin, Brooke & Miller LLP (includes Exhibit 23.2)*
10.iii

Form of Securities Purchase Agreement dated as of February 3, 2004 between the Company and Alexandra Global Master Fund Ltd., Armor Capital Partners, L.P., Arrow Partners, L.P., Abeille Value Holdings, LLC, Porter Partners, L.P., Cranshire Capital, Inc., AS Capital Partners, LLC, Edward and Edna Elboor Family LP #2, Omicron Master Trust, Atlas Equity II, Ltd., Bristol Investment Fund, Ltd., OTape Investments, LLC, and Palisades Master Fund, LP.*

10.iv

Form of Registration Rights Agreement entered into as of February 3, 2003 between the Company and Alexandra Global Master Fund Ltd., Armor Capital Partners, L.P., Arrow Partners, L.P., Abeille Value Holdings, LLC, Porter Partners, L.P., Cranshire Capital, Inc., AS Capital Partners, LLC, Edward and Edna Elboor Family LP #2, Omicron Master Trust, Atlas Equity II, Ltd., Bristol Investment Fund, Ltd., OTape Investments, LLC, and Palisades Master Fund, LP.*

10.v

Form of Common Stock Purchase Warrant dated February 3, 2003 for Alexandra Global Master Fund Ltd., Armor Capital Partners, L.P., Arrow Partners, L.P., Abeille Value Holdings, LLC, Porter Partners, L.P., Cranshire Capital, Inc., AS Capital Partners, LLC, Edward and Edna Elboor Family LP #2, Omicron Master Trust, Atlas Equity II, Ltd., Bristol Investment Fund, Ltd., OTape Investments, LLC, Palisades Master Fund, LP, and The Shemano Group.*

10.vi	F	Finder's Fee Agreement dated as of December 5, 2003 between the Company and The Shemano Group.*
10.vii

Form of Investor Subscription Agreement dated as of February 13, 2004 between the Company and  Peter Shadday, Kenneth Scribner, Walter Gage, Bank Sal Oppenheim Jr. & Cie, William Matlack, Bank of New York InterMaritime Bank, Geneva, Banca Unione Di Credito, George Hawes, Matthew Sheerin, Edward Runge, and Adam Wiaktor.*

10.viii

Form of Registration Rights Agreement dated as of February 13, 2004 between the Company and  Peter Shadday, Kenneth Scribner, Walter Gage, Bank Sal Oppenheim Jr. & Cie, William Matlack, Bank of New York InterMaritime Bank, Geneva, Banca Unione Di Credito, George Hawes, Matthew Sheerin, Edward Runge, and Adam Wiaktor.*

10.ix

Form of Common Stock Purchase Warrant dated as of February 13, 2004 for Peter Shadday, Kenneth Scribner, Walter Gage, Bank Sal Oppenheim Jr. & Cie, William Matlack, Bank of New York InterMaritime Bank, Geneva, Banca Unione Di Credito, George Hawes, Matthew Sheerin, Edward Runge, Adam Wiaktor, and Delimex Finance SA.*

23.1		Consent of Independent Certified Public Accountants*
23.2		Consent of Paine, Hamblen, Coffin, Brooke & Miller LLP (included as part of Exhibit 5.1)*

*	Filed herewith.